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                                                                    EXHIBIT 23.6


                    CONSENT OF BERKSHIRE CAPITAL CORPORATION

         We hereby consent to the use of our opinion letter to the Board of Directors of Hilliard-Lyons, Inc., included as Appendix B to the Proxy Statement/Prospectus of PNC Bank Corp. ("PNC"), which forms part of the Registration Statement on Form S-4, relating to the proposed merger of PNC and Hilliard-Lyons, Inc., and to the references therein to such opinion under the caption "Proposed Merger-Opinion of Financial Advisor."

         In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              /S/ BERKSHIRE CAPITAL CORPORATION
                                              ---------------------------------
                                                  Berkshire Capital Corporation

New York, New York
September 29, 1998